EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Simula, Inc. on Form S-8 of our report dated April 13, 2001, appearing in the Annual Report on Form 10-K of Simula, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

December 3, 2001